Exhibit 99.1

General Cannabis Announces Record 2017 Fourth Quarter

Revenues and Elimination of Debt

DENVER, February 20, 2018 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced revenue results for the quarter ended December 31, 2017.

Revenue results

For the three months ended December 31, 2017, we reported our highest quarterly revenues on record of approximately $990,000, representing an increase of 27% in total revenues when compared to the three months ended December 31, 2016.  Annual revenues in 2017 increased by $540,000 to approximately $3,522,000, or 15%, when compared to annual 2016 revenues of approximately $2,982,000.

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These increases were driven by record revenues in our Operations segment, Next Big Crop, which had increased revenues of 323% and 193%, respectively, for the three and twelve months ended December 31, 2017, compared to the same periods for 2016.  As the number of states with regulated marijuana markets has increased, Next Big Crop has found a steady increase in demand for its services.

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Our Marketing segment, Chiefton, experienced 95% and 26%, respectively, increases in revenue during the three and twelve months ended December 31, 2017 when compared to 2016.  We added a new managing director in August 2017 to focus on our apparel business, which positively impacted revenues for both apparel sales and design revenue.

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Our Security segment, Iron Protection Group, experienced 11% and 16%, respectively, decreases in revenue during the three and twelve months ended December 31, 2017, when compared to 2016.  As previously discussed, IPG is impacted by the drop in wholesale cannabis prices in Colorado.  In late August 2017, we acquired Mile High Protection Services, which provides us the opportunity to expand our security business into the non-cannabis space, as we believe that provides an opportunity for growth.  We have also obtained our license to operate in California, and expect IPG to see significant growth in that market in 2018.

Elimination of debt

Effective today, General Cannabis has paid down all of its existing long term debt.  In addition to raising $4 million through a capital raise in 2017, we have received an additional $3.5 million in funds through the exercise of warrants and stock options in 2018.  We used a portion of these funds to pay off the remaining $1,621,250 due under our 12% Notes in January 2018, and to pay off the $1,370,000 due under the Infinity Note in February 2018.

“Our continued growth in revenue is a reflection of our ability to pursue opportunities from the expanded legalization of medical and recreational cannabis in numerous states,” said Robert Frichtel, Chief Executive Officer of General Cannabis.  “We also have achieved a significant milestone in the Company’s history, paying down our long term debt.”

“We are now well positioned to continue our growth,” Frichtel added, “and focus on achieving profitability within each of our operating divisions.”

“The next stage for General Cannabis is to vigorously evaluate acquisition targets,” said Michael Feinsod, Executive Chairman of General Cannabis.  “We have one of the strongest growth platforms in the industry and are now ideally positioned to expand our operations.  We continue to seek new opportunities to grow our existing portfolio companies and other businesses that serve the regulated cannabis industry. ”

Our full results can be found at www.generalcann.com/sec-filings/.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding future events or our future performance or financial condition; the opportunity for us to significantly expand our business; statements that we are well-positioned to acquire additional businesses or expand into new markets; statements regarding the number of states with regulated marijuana markets and the related increase in demand for our services; statements that we expect to make more acquisitions; statements regarding our expectations with respect to growth; statements regarding IPG expanding into California and broadening the suite of services it provides to clients; statements regarding the impact of our new director on our apparel sales and design revenue; statements regarding opportunities to expand our security business through the acquisition of Mile High Protection Services; statements regarding accelerating trends in state regulated marijuana; and statements regarding estimated results in 2018.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ most recent Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300